Exhibit 10.3

GUARANTY AND SECURITY AGREEMENT

This GUARANTY AND SECURITY AGREEMENT (this “Agreement”) is entered into as of September 23, 2026 by and among CLOVER FINANCE TRUST, a Delaware statutory trust (the “DST Issuer”), CLOVER FINANCE LLC, a Delaware limited liability company (the “Trustee Co-Issuer” and, together with the DST Issuer, collectively, the “Issuers” and each, an “Issuer”), THERAVANCE BIOPHARMA IRELAND LIMITED, a private company limited by shares incorporated in Ireland (company registration number 560699) (“TBIL”), THERAVANCE BIOPHARMA US, LLC, a Delaware limited liability company (“TBUS”), THERAVANCE BIOPHARMA R&D IP, LLC, a Delaware limited liability company (“RDIP”), THERAVANCE BIOPHARMA ANTIBIOTICS IP, LLC, a Delaware limited liability company (“TABI” and, together with TBIL, TBUS, RDIP, the Issuers and each other Person that becomes a party hereto, the “Grantors” and each, a “Grantor”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, in its capacity as the administrative agent, collateral agent and security trustee (in such capacities, together with its successors and assigns in such capacities, the “Agent”) for the Secured Parties (as defined in the Note Purchase Agreement referred to below). Capitalized terms used herein and not defined have the meanings set forth in the Note Purchase Agreement.

RECITALS

WHEREAS, pursuant to that certain Note Purchase Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), by and among the Issuers, the Purchasers from time to time party thereto and the Agent, on behalf of the Purchasers and the other Secured Parties, the Purchasers have agreed to purchase senior secured notes from the Issuers in an aggregate initial principal amount of up to three-hundred and fifty million Dollars ($350,000,000.00) upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to that certain Contribution, Purchase and Sale Agreement, dated as of the Closing Date, by and between TBIL, as seller, and the DST Issuer, as purchaser (the “Contribution, Purchase and Sale Agreement”), TBIL has contributed, sold and conveyed to the DST Issuer, and the DST Issuer has purchased and received from TBIL, the Transferred Assets, including all of TBIL’s right, title and interest in, to and under the Collaboration Agreement and one hundred percent (100%) of the aggregate voting and economic interests of each of RDIP and TABI;

WHEREAS, substantially concurrently with the issuance and purchase of the Notes under the Note Purchase Agreement, Zymeworks Merger Sub 1, a wholly-owned subsidiary of Zymeworks Inc. (“Parent”), will merge with and into Theravance Biopharma, Inc. (“TBPH”), with TBPH surviving such merger as a wholly-owned subsidiary of Parent, and the Financing Reorganization shall have been consummated, in each case, as contemplated by the Acquisition Agreement;

WHEREAS, the Issuers intend to use all or a portion of the net proceeds from the issuance of the Notes under the Note Purchase Agreement to consummate the purchase and acquisition of the Transferred Assets under the Contribution, Purchase and Sale Agreement, and TBIL intends to use the proceeds received by it thereunder to repay intercompany indebtedness owing by TBIL to TBPH and to make a return of capital to TBPH, and otherwise to finance all or a portion of the other Transactions (including the payment of fees, taxes and other expenses incurred in connection therewith);

WHEREAS, each Grantor is a direct or indirect subsidiary of the Issuers or otherwise an Affiliate of the Issuers, will derive substantial direct and indirect benefits from the consummation of the Transactions and the purchase of the Notes by the Purchasers, and has determined that the benefits accruing to it therefrom exceed its anticipated liability under this Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Purchasers to purchase the Notes under the Note Purchase Agreement that each Grantor shall have executed and delivered this Agreement, pursuant to which (a) each Guarantor guarantees the payment and performance in full of the Obligations and (b) each Grantor grants to the Agent, for the benefit of the Secured Parties, a security interest in the Collateral (as defined below) as security for the Obligations.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Purchasers to purchase the Notes, each Grantor agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Terms Defined in the UCC. All capitalized terms used herein and not defined herein or in the Note Purchase Agreement that are defined in the UCC (as defined below) shall have the meanings assigned to such terms in the UCC.

Section 1.02 Incorporation by Reference. The provisions of Section 1.02 (other than Section 1.02(k)), Section 1.03 and Section 1.04 of the Note Purchase Agreement are incorporated herein by reference and made a part hereof, mutatis mutandis.

Section 1.03 Definitions of Certain Terms Used Herein. As used in this Agreement the following terms shall have the following meanings:

“Accounts” has the meaning set forth in Article 9 of the UCC.

“After-Arising Intellectual Property” has the meaning set forth in Section 5.10(b) of this Agreement.

“Agent” has the meaning set forth in the preamble hereto.

“Ancillary IP Rights” means, with respect to any Copyrights, Trademarks, Patents, or other Intellectual Property (a) all income, royalties, damages and payments now or hereafter due or payable under any of the foregoing, including damages or payments for past, present or future infringements of any of the foregoing; (b) the right to sue for past, present and future infringements of any of the foregoing; and (c) all rights and privileges corresponding to any of the foregoing throughout the world.

“Article” means a numbered article of this Agreement, unless another document is specifically referenced.

“Chattel Paper” has the meaning set forth in Article 9 of the UCC.

“Collateral” has the meaning set forth in Section 3.01 of this Agreement.

“Commercial Tort Claims” has the meaning set forth in Article 9 of the UCC and includes each Commercial Tort Claim specifically described on Schedule 5.11 attached hereto.

“Confirmatory Grant of Security Interest in Copyrights” means a confirmatory grant of security interest in the form and substance attached hereto as Exhibit A and appropriate for recording in the United States Copyright Office, confirming the Lien granted in favor of the Agent for the benefit of the Secured Parties hereunder in Copyrights, and which shall constitute an “IP Security Agreement” under (and as defined in) the Note Purchase Agreement.

“Confirmatory Grant of Security Interest in Patents” means a confirmatory grant of security interest in form and substance attached hereto as Exhibit B and appropriate for recording in the United States Patent and Trademark Office, confirming the Lien granted in favor of the Agent for the benefit of the Secured Parties hereunder in Patents, and which shall constitute an “IP Security Agreement” under (and as defined in) the Note Purchase Agreement.

“Confirmatory Grant of Security Interest in Trademarks” means a confirmatory grant of security interest in form and substance attached hereto as Exhibit C and appropriate for recording in the United States Patent and Trademark Office, confirming the Lien granted in favor of the Agent for the benefit of the Secured Parties hereunder in Trademarks, and which shall constitute an “IP Security Agreement” under (and as defined in) the Note Purchase Agreement.

“Contribution, Purchase and Sale Agreement” has the meaning set forth in the recitals hereto.

“Control” has the meaning set forth in Article 8 of the UCC or, if applicable, the meaning set forth in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means: (a) all copyrights and other rights afforded to works of authorship, including all moral rights, rights in mask works, copyrights and original designs, and all registrations thereof and all applications filed in connection therewith, in each case, under Title 17 of the United States Code or under the Laws of any foreign jurisdiction; and (b) all renewals and extensions of any of the foregoing.

“Deposit Accounts” has the meaning set forth in Article 9 of the UCC and in any event shall include all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing a Deposit Account.

“Documents” has the meaning set forth in Article 9 of the UCC.

“Electronic Chattel Paper” has the meaning set forth in Article 9 of the UCC.

“Equipment” has the meaning set forth in Article 9 of the UCC.

“Excluded Assets” has the meaning set forth in Section 3.01 of this Agreement.

“Exhibit” refers to a specific exhibit to this Agreement, unless another document is specifically referenced.

“Fixtures” has the meaning set forth in Article 9 of the UCC.

“General Intangibles” has the meaning set forth in Article 9 of the UCC and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark), Patents, Patent Rights, Trademarks, Copyrights, IP Rights, domain names and URLs, other industrial or Intellectual Property or rights therein or applications therefor, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including all Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, Goods, Investment Property, negotiable Collateral, and oil, gas, or other minerals before extraction.

“Goods” has the meaning set forth in Article 9 of the UCC.

“Grantor” and “Grantors” have the meanings set forth in the preamble hereto.

“Guarantor” means each Grantor other than an Issuer.

“Guaranty” means the guaranty of the Obligations made by the Guarantors pursuant to Article II of this Agreement.

“Instruments” has the meaning set forth in Article 9 of the UCC.

“Intellectual Property Collateral” means, with respect to any Person, all of such Person’s right, title and interest in and to any Intellectual Property (including all IP Rights, Product Rights and Copyrights) that is owned, co-owned or hereafter acquired by, or issued to, such Person.

“Inventory” has the meaning set forth in Article 9 of the UCC.

“Investment Property” has the meaning set forth in Article 9 of the UCC.

“Joinder” means a joinder to this Agreement, substantially in the form of Exhibit D hereto, executed and delivered by a Person becoming a Grantor hereunder pursuant to Section 8.07.

“Letter-of-Credit Rights” has the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements (including all License Agreements), now in effect or entered into after the date hereof, in and to any Intellectual Property in favor of such Person, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Obligations” has the meaning set forth in the Note Purchase Agreement.

“Other Collateral” means any property of any Grantor not included within the defined terms Accounts, Chattel Paper, Collection Account, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Equity Interests, Fixtures, General Intangibles, Goods, Instruments, Intellectual Property, Inventory, Investment Property, IP Rights, Letters of Credit, Letter-of-Credit Rights, Licenses, Patents, Pledged Equity, Securities Accounts, Securities Entitlements, Specified Contract Rights, Supporting Obligations or Trademarks, including, without limitation, all cash on hand and all property of such Grantor now or hereafter in the possession, custody or control of, or in transit to, the Agent, any other Secured Party or the Account Bank (whether for safekeeping, custody, collection, pledge, transmission or any other purpose), it being intended that the Collateral include all personal property of each Grantor, including, without limitation, all of each Grantor’s right, title and interest in and to the Collaboration Agreement, the Co-Promotion Agreement, the Servicing Agreement, the Administration Agreement, the General Services Agreement, each other Covered Agreement and the Payment Auditor Agreement.

“Patents” means all “Patents” as defined in the Note Purchase Agreement.

“Pledged Collateral” means all Pledged Equity and Pledged Debt and other Investment Property of each Grantor constituting Collateral, in each case, whether or not physically delivered to the Agent pursuant to this Agreement.

“Pledged Debt” means all of each Grantor’s right, title and interest in, to and under all promissory notes and other Instruments evidencing any Indebtedness now held or obtained in the future by such Grantor (including any promissory note evidencing loans made by such Grantor to any other Note Party or any Affiliate thereof), including those set forth opposite the name of such Grantor on Schedule 4.09 attached hereto.

“Pledged Equity” means all of each Grantor’s right, title and interest in, to and under (a) the Equity Interests now owned or at any time hereafter acquired by such Grantor, including those set forth opposite the name of such Grantor on Schedule 4.09 attached hereto, and (b) all certificates, instruments or other writings representing or evidencing any of the foregoing, together with, in each case, all Stock Rights with respect thereto.

“Proceeds Account” has the meaning set forth in Section 6.04 of this Agreement.

“Rights to Payment” means Accounts, Chattel Paper, Documents, Investment Property or Instruments, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Securities Account” has the meaning set forth in Article 8 of the UCC.

“Securities Entitlements” has the meaning set forth in Article 8 of the UCC.

“Security” has the meaning set forth in Article 8 of the UCC.

“Security Interests” means the security interests granted pursuant to this Agreement.

“Specified Contract Rights” means all of each Grantor’s rights, title and interest under and pursuant to the Collaboration Agreement, the Co-Promotion Agreement, the Servicing Agreement, the Contribution, Purchase and Sale Agreement, the Administration Agreement, each other Covered Agreement and the Payment Auditor Agreement.

“Stock Rights” means any Securities, dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Securities, beneficial interests or other ownership interests in a corporation, statutory trust, partnership, joint venture or limited liability company constituting Collateral and any Securities or other ownership interests, any right to receive Securities or other ownership interests and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such Securities or such other ownership interests.

“Supporting Obligation” has the meaning set forth in Article 9 of the UCC.

“TBIL Excluded Equity” means TBIL’s Equity Interest in any Excluded Product Subsidiary.

“Trademarks” has the meaning set forth in the Note Purchase Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the perfection or priority of the Agent’s Security Interests in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

Section 1.04 No Conflict with Note Purchase Agreement. Notwithstanding that the Security Interest provided under Section 3.01 and certain representations, warranties and covenants provided for herein contemplate categories of assets otherwise not permitted to be maintained by the Grantors under the Note Purchase Agreement, each Grantor acknowledges and agrees that such provisions herein do not operate as a waiver of, or consent under, any term, condition or other provision of the Note Purchase Agreement or the rights and remedies available to the Agent and Secured Parties for any violation thereof. In the event of any conflict between the provisions of this Agreement and those of the Note Purchase Agreement, the provisions of the Note Purchase Agreement shall control; provided, that the inclusion of additional rights or remedies in favor of the Agent or the other Secured Parties herein or in any other Note Document shall not be deemed a conflict with the Note Purchase Agreement.

ARTICLE II

GUARANTY

Section 2.01 Guaranty of Obligations. Each Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees to the Agent, for the ratable benefit of the Secured Parties, the due and punctual payment in full and performance of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, mandatory redemption, declaration, acceleration or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the U.S. Bankruptcy Code, 11 U.S.C. § 362(a), or any comparable provision of any other Debtor Relief Law). The Guaranty made pursuant to this Article II is a guaranty of the Obligations on a senior basis and constitutes a direct, unconditional and unsubordinated obligation of each Guarantor ranking at least pari passu in right of payment with all other present and future senior obligations of such Guarantor.

Section 2.02 Payment by Guarantors. Each Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right which the Agent or any other Secured Party may have at Law or in equity against any Guarantor by virtue hereof, that upon the occurrence of the failure of the Issuers to pay any of the Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, mandatory redemption, declaration, acceleration or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the U.S. Bankruptcy Code, 11 U.S.C. § 362(a), or any comparable provision of any other Debtor Relief Law), such Guarantor will upon demand pay, or cause to be paid, in cash, to the Agent, for the ratable benefit of the Secured Parties, an amount equal to the sum of the unpaid principal amount of all Obligations then due as aforesaid, accrued and unpaid interest on such Obligations (including interest which, but for any Issuer’s becoming the subject of a case or proceeding under any Debtor Relief Law, would have accrued on such Obligations, whether or not a claim is allowed against such Issuer for such interest in the related case or proceeding) and all other Obligations then owed to the Secured Parties as aforesaid. All payments made by any Guarantor under this Article II shall be made free and clear of, and without deduction or withholding for, any Taxes (except as required by Law) in accordance, and subject to the gross-up, indemnification and related provisions of, Sections 4.01 through 4.07 of the Note Purchase Agreement, which provisions are incorporated herein by reference and made a part hereof, mutatis mutandis, as if each reference therein to a Note Party or the Issuers were a reference to such Guarantor.

Section 2.03 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than Payment in Full. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability; this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) the Agent may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between any Note Party and any Secured Party with respect to whether such Event of Default has occurred and is continuing;

(c) the obligations of each Guarantor hereunder are independent of the obligations of any other Note Party and the obligations of any other guarantor (including any other Guarantor) of the obligations of any other Note Party, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against any Note Party or any of such other guarantors and whether or not the Note Parties are joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Obligations which has not been paid; provided that, without limiting the generality of the foregoing, if the Agent or any other Secured Party is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Obligations;

(e) the Agent and any other Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Obligations in accordance with the terms of the documentation governing the Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Obligations and take and hold security for the payment hereof or the Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Obligations, any other guaranties of the Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of any Secured Party in respect hereof or the Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Agent or such Secured Party may have against any such security, in each case, as the Agent or such Secured Party in its discretion may determine consistent herewith, with the Note Purchase Agreement and with any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Note Party or any security for the Obligations; and (vi) exercise any other rights available to it under the Note Documents or at Law; and

(f) this Guaranty and the obligations of each Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than Payment in Full), including the occurrence of any of the following, whether or not such Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of Law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Note Documents, in equity or otherwise) with respect to the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Note Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Obligations, in each case, whether or not in accordance with the terms hereof or such Note Document or any agreement relating to such other guaranty or security; (iii) the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Note Documents or from the proceeds of any security for the Obligations, except to the extent such security also serves as collateral for indebtedness other than the Obligations, or any payment received from any other Grantor hereunder) to the payment of indebtedness other than the Obligations, even though the Agent or any other Secured Party might have elected to apply such payment to any part or all of the Obligations; (v) any Secured Party’s consent to the change, reorganization or termination of the corporate or other organizational structure or existence of any Note Party and to any corresponding restructuring of the Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Obligations; (vii) any defenses (other than the defense of Payment in Full), set-offs or counterclaims that any Note Party may allege or assert against the Agent or any other Secured Party in respect of the Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction, and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Obligations.

Section 2.04 Waivers by Guarantors. Each Guarantor hereby waives, to the fullest extent permitted by Law, for the benefit of the Agent and the other Secured Parties: (a) any right to require the Agent or any other Secured Party, as a condition of payment or performance by such Guarantor, to (i) proceed against any Note Party, any other guarantor or grantor (including any other Guarantor) of the Obligations or any other Person, (ii) proceed against or exhaust any security held from the Note Parties, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account (including, without limitation, the Collection Account) or credit on the books of any Secured Party in favor of the Note Parties or any other Person, or (iv) pursue any other remedy in the power of the Agent or any other Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Note Party or any other Guarantor, including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Note Party or any other Guarantor from any cause other than Payment in Full; (c) any defense based upon any statute or rule of Law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon the Agent’s or any other Secured Party’s errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith or gross negligence; (e) (i) any principles or provisions of Law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that the Agent or any other Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or under any other Note Document, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any issuance of or purchase of Notes and notices of any of the matters referred to in Section 2.03 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by Law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof; and (h) any right to require the marshaling of assets of any Note Party, any other Grantor or any other Person, and any right to require that any security for the Obligations be applied or realized upon in any particular order.

Section 2.05 Guarantors’ Rights of Subrogation, Contribution, etc. Until Payment in Full, each Guarantor hereby waives, to the fullest extent permitted by Law, any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Note Party or any other Guarantor or any of their respective assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case, whether such claim, right or remedy arises in equity, under contract, by statute, under common Law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any Note Party with respect to the Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that the Agent or any other Secured Party now has or may hereafter have against any Note Party, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by the Agent or any other Secured Party. In addition, until Payment in Full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against any Note Party or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights the Agent or any other Secured Party may have against any Note Party, to all right, title and interest the Agent or any other Secured Party may have in any such collateral or security, and to any right the Agent or any other Secured Party may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time prior to Payment in Full, such amount shall be held in trust for the Agent, on behalf of the Secured Parties, and shall forthwith be paid over to the Agent to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 6.05.

Section 2.06 Subordination of Other Obligations. Any Indebtedness of any Note Party or any Grantor now or hereafter held by any Grantor (such Grantor, an “Obligee Grantor”) is hereby subordinated in right of payment to the Obligations, and any such Indebtedness collected or received by the Obligee Grantor after an Event of Default has occurred and is continuing shall be held in trust for the Agent, on behalf of the Secured Parties, and shall promptly be paid over to the Agent to be credited and applied against the Obligations in accordance with Section 6.05, but without affecting, impairing or limiting in any manner the liability of the Obligee Grantor under any other provision hereof. Notwithstanding anything in this Agreement, unless an Event of Default shall then exist, such Obligee Grantor may receive payments on such Indebtedness to the extent not prohibited by the Note Purchase Agreement.

Section 2.07 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until Payment in Full. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by Law, any right to revoke this Guaranty as to future transactions giving rise to any Obligations.

Section 2.08 Authority of Guarantors or Note Parties. It is not necessary for the Agent or any other Secured Party to inquire into the capacity or powers of any Guarantor or any Note Party or the officers, directors, managers, trustees or agents acting or purporting to act on behalf of any of them.

Section 2.09 Financial Condition of the Issuers. The Notes may be issued and sold by the Issuers, and the Indebtedness and other Obligations under the Notes and the other Note Documents may be continued from time to time, in each case, without notice to or authorization from any Guarantor regardless of the financial or other condition of the Issuers at the time of any such issuance or continuation. Neither the Agent nor any other Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Issuers. Each Guarantor has adequate means to obtain information from the Issuers on a continuing basis concerning the financial condition of the Issuers and their ability to perform their obligations under the Note Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Issuers and of all circumstances bearing upon the risk of nonpayment of the Obligations. Each Guarantor hereby waives, to the fullest extent permitted by Law, and relinquishes any duty on the part of the Agent or any other Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of the Issuers now known or hereafter known by the Agent or any other Secured Party.

Section 2.10 Bankruptcy, etc.

(a) So long as any Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Agent (acting at the direction of the Requisite Purchasers), institute, or join with any other Person in instituting, any Insolvency Proceeding against any Issuer or any other Grantor. The obligations of each Guarantor hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any Insolvency Proceeding or Bankruptcy Event with respect to any Issuer or any other Guarantor or by any defense which any Issuer or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such Insolvency Proceeding or Bankruptcy Event.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any Insolvency Proceeding referred to in clause (a) above (or, if interest on any portion of the Obligations ceases to accrue by operation of Law by reason of the commencement of such Insolvency Proceeding, such interest as would have accrued on such portion of the Obligations if such case or proceeding had not been commenced) shall be included in the Obligations because it is the intention of the Guarantors and the Secured Parties that the Obligations which are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of Law or order which may relieve the Issuers of any portion of such Obligations. Each Guarantor will permit any trustee in bankruptcy, receiver, examiner, process adviser, debtor in possession, assignee for the benefit of creditors or similar person to pay the Agent, for the ratable benefit of the Secured Parties, or allow the claim of the Agent and the other Secured Parties in respect of, any such interest accruing after the date on which such Insolvency Proceeding is commenced.

(c) In the event that all or any portion of the Obligations are paid by the Issuers, the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Agent or any other Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes hereunder.

Section 2.11 Limitation of Obligations. Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the U.S. Bankruptcy Code or any provisions of applicable state law or other Law relating to fraudulent transfer or conveyance (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (a) in respect of intercompany indebtedness to any other Note Party or any Affiliate of a Note Party to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (b) under any guaranty of subordinated indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 2.11, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to Law or pursuant to the terms of any agreement. Any analysis of the provisions of this Guaranty for purposes of the Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.05 and, for purposes of such analysis, give effect to any discharge of intercompany Indebtedness as a result of any payment made under this Guaranty.

Section 2.12 Limitations Applicable to TBIL. Notwithstanding anything to the contrary herein, (a) the obligations of TBIL under this Agreement (including the Guaranty and the Security Interests granted by TBIL) do not apply to any liability to the extent that they would result in this Agreement constituting unlawful financial assistance within the meaning of Section 82 of the Irish Companies Act; provided, that the Parties acknowledge that TBIL has, prior to or on the date hereof, completed the Summary Approval Procedure in accordance with Sections 82, 202 and 203 of the Irish Companies Act (including the declaration of the directors of TBIL in the form contemplated by Annex II to Exhibit C of the Commitment Letter and the passing of the required special resolution) in respect of the entry into, delivery and performance by TBIL of this Agreement and the other Note Documents to which it is a party.

Section 2.13 Note Purchase Agreement Obligations. Each Guarantor hereby (a) acknowledges that it has received and reviewed a copy of the Note Purchase Agreement, (b) agrees to be bound by, and expressly assumes all obligations and liabilities of a Note Party in respect of, each of the representations, warranties, covenants and other agreements set forth in the Note Purchase Agreement that are applicable to it as a Note Party, a Guarantor or a Subsidiary of a Note Party (including the representations and warranties set forth in Article VI thereof, affirmative covenants set forth in Article VII thereof and the negative covenants set forth in Article VIII thereof), in each case as if such Guarantor were a party thereto and with the same force and effect as though set forth herein in full, and (c) agrees that any failure by such Guarantor to observe or perform any such representation, warranty, covenant or agreement of such Note Party under any Note Document (subject to any express grace period set forth therein) shall constitute a failure of the Note Parties to comply therewith for all purposes of the Note Documents, including Section 9.01 of the Note Purchase Agreement. Nothing in this Section 2.13 shall (i) entitle any Guarantor to exercise any right of the Agent, any Purchaser or any other Secured Party under any Note Document, (ii) limit the obligation of the Issuers to cause each Note Party to comply with the Note Purchase Agreement or (iii) be construed as a consent to, or waiver of, any action otherwise prohibited by the Note Purchase Agreement.

ARTICLE III

GRANT OF SECURITY INTEREST

Section 3.01 Security Interest. As security for the prompt and complete payment in full, in cash, and performance when due of the Obligations (whether at the stated maturity, by acceleration or otherwise), each Grantor hereby grants, pledges and hypothecates to the Agent, for the benefit of the Secured Parties, a Lien on and security interest in all of such Grantor’s right, title and interest in, to or under any and all of the following assets and properties, whether now owned or existing or at any time hereafter acquired or arising and wheresoever located, by such Grantor (collectively, the “Collateral”), provided that, with respect to TBIL, the Security Interests granted under this Section 3.01 are without prejudice to and in addition to any security granted under the Irish Security Agreement:

(a) Accounts;

(b) Chattel Paper and Electronic Chattel Paper;

(c) Commercial Tort Claims;

(d) Deposit Accounts (including, without limitation, the Collection Account) and all cash, and all other property from time to time deposited therein or otherwise credited thereto to the extent such cash or other property is the property of such Grantor and the monies and property in the possession or under the control of any Secured Party or any affiliate, representative, agent, participant or correspondent of any Secured Party;

(e) Documents;

(f) Equipment;

(g) Equity Interests (including all Pledged Equity);

(h) Fixtures;

(i) General Intangibles (including all Rights to Payment, and, for the avoidance of doubt, all of DST Issuer’s rights, title and interest under the Contribution, Purchase and Sale Agreement, including all rights and remedies in respect of (A) the back-up security interest granted under Section 3 thereof and (B) any loan, financing transaction or borrowing arising from any characterization or treatment of the sale, transfer, assignment and conveyance of the Transferred Assets as other than a true sale);

(j) Goods;

(k) Instruments (including all other Pledged Debt);

(l) insurance, insurance proceeds and all condemnation, eminent domain and similar awards and the proceeds thereof;

(m) Intellectual Property (including Copyrights, Patents, Trademarks and any IP Rights);

(n) Inventory;

(o) Investment Property;

(p) Ancillary IP Rights;

(q) Letter-of-Credit Rights;

(r) Licenses;

(s) Securities Accounts;

(t) Securities Entitlements;

(u) Specified Contract Rights;

(v) Stock Rights;

(w) Supporting Obligations;

(x) Other Collateral;

(y) all books and records pertaining to any of the foregoing, including all customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto; and

(z) to the extent not otherwise included, all accessions thereto and all Proceeds and products of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, that, notwithstanding anything to the contrary in this Agreement or any other Note Document, the Collateral shall not include any of the following assets or properties (collectively, the “Excluded Assets”): (i) any property or asset the grant or perfection of a security interest in which would (A) be prohibited under any Law (including, without limitation, any rule and/or regulation of any Governmental Authority or agency) or (B) require any governmental, regulatory or third party consent, approval, license or authorization existing on the date of the Commitment Letter and not created in contemplation thereof (in each case of clauses (A) and (B), after giving effect to Sections 9-406, 9-407, 9-408 and 9-409 of the UCC and any other applicable anti-assignment or similar provisions of the UCC and other Law), unless such consent, approval, license or authorization has been received (it being understood and agreed that no Grantor shall have any obligation to procure any such consent, approval, license or authorization), other than, in each case, Proceeds thereof to the extent the assignment of such Proceeds is effective under the UCC or other Law notwithstanding the lack of such consent, approval, license or authorization or such prohibition or restriction; (ii) any “intent-to-use” (or similar) Trademark applications prior to the filing and acceptance by the United States Patent and Trademark Office of a “Statement of Use,” “Amendment to Allege Use” or similar filing with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant or attachment of a security interest therein would impair the validity or enforceability of, or result in the cancellation or voiding of, such intent-to-use Trademark application or any registration issuing therefrom under Law; and (iii) solely with respect to TBIL, any Excluded Product Assets and any TBIL Excluded Equity; provided, that (x) “Excluded Assets” shall not include any Proceeds, products, substitutions or replacements of any Excluded Asset unless such Proceeds, products, substitutions or replacements would themselves independently constitute Excluded Assets and (y) if and when any property or asset shall cease to be an Excluded Asset, such property or asset shall automatically constitute Collateral and be subject to the Security Interests.

Section 3.02 Financing Statements. Each Grantor hereby authorizes the filing of financing statements and continuation statements and amendments thereto and assignments thereof, describing the Collateral covered thereby (a) as “All assets of debtor whether now owned or existing or hereafter acquired or arising and wheresoever located, including all accessions thereto and products and proceeds thereof” or similar words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Article III and regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction or (b) as being of an equal or lesser scope or with greater detail and containing any other information required by Article 9 of the UCC of the applicable jurisdiction, and any other filing, recording or registration (including any filing, recording or registration that may be necessary, appropriate or advisable under this Article III) that the Agent in its sole discretion may deem necessary or appropriate to further protect or maintain the perfection of the security interests in the Collateral. Each Grantor authorizes the Agent to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Collateral without the signature of such Grantor. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by Law. This Agreement shall constitute a security agreement under the UCC and other Law.

Section 3.03 Grantors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral (including the Specified Contract Rights) to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements; and (c) no Secured Party shall have any obligation or liability under any such contracts and agreements by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants to the Agent and the Purchasers, as to itself and its Collateral, that as of the date of this Agreement and, in the case of any Person that becomes a Grantor after the date hereof, as of the date of the applicable Joinder (in each case, except for any representations and warranties which speak as to a specific date, which representations and warranties shall be made as of the date specified) and, solely with respect to the representations and warranties set forth in Section 4.03, Section 4.04, Section 4.06, Section 4.07, Section 4.08, Section 4.09, Section 4.10 and Section 4.11 on each date the Waterfall Report is required to be delivered pursuant to Section 7.01(e) of the Note Purchase Agreement:

Section 4.01 Title, Authorization, Validity and Enforceability. Such Grantor has good and valid rights in or the power and authority to transfer the Collateral owned by it and title to the Collateral with respect to which it has purported to grant the Security Interests, free and clear of all Liens, except for Permitted Liens, and has full corporate, limited liability company, statutory trust or other organizational power and authority to execute and deliver this Agreement, to grant to the Agent for the benefit of the Secured Parties the Security Interests, to guarantee the Obligations (in the case of each Guarantor) and to perform its obligations hereunder in accordance with the terms hereof, without the consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except for (a) the filings necessary to perfect Liens created hereby, (b) in the case of TBIL, the completion of the Summary Approval Procedure referred to in Section 2.12 and the registration of particulars of any charge created by TBIL with the Companies Registration Office of Ireland and (c) those previously obtained and in full force and effect. The execution and delivery by such Grantor of this Agreement, the creation and perfection of the Security Interests, the making of the

Guaranty (in the case of each Guarantor) and the performance by such Grantor of its obligations hereunder, in each case, have been duly authorized in accordance with such Grantor’s Organizational Documents, and this Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest securing the payment and performance of the Obligations which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

Section 4.02 No Conflict. The execution and delivery by such Grantor of this Agreement, the creation and perfection of the Security Interests, the making of the Guaranty (in the case of each Guarantor) and the compliance with the terms and provisions hereof, in each case, will not: (a) contravene, conflict with, result in a breach, violation, cancellation or termination of, constitute a default (with or without notice or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy (including termination, cancellation or acceleration) or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any respect, (i) any Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to which such Grantor or any of such Grantor’s assets or properties may be subject or bound, (ii) any term or provision of any contract, agreement, indenture, lease, license, mortgage, deed of trust, commitment, obligation or instrument to which such Grantor is a party or by which such Grantor or any of such Grantor’s assets or properties is bound or committed (in all cases, other than any Material Contract (as defined in the Acquisition Agreement) or Covered Agreement) or (iii) any term or provision of (A) any Grantor’s Organizational Documents, (B) any Material Contract or (C) any Covered Agreement, except in the case of clause (i) or (ii), where any such event could not reasonably be expected to result in (x) a Material Adverse Effect or (y) an adverse effect, in any respect, on the timing, amount or duration of the payments (including Yupelri Adjusted Net Profit, Adjusted Operating Profit (Loss) and/or any component parts thereof) payable to any Grantor under the Collaboration Agreement, the Co-Promotion Agreement, or any other Covered Agreement between or among the Grantors, TBPH, the Parent or the Servicer, or the right of the Agent, for the ratable benefit of the Secured Parties, to receive payments based on such amounts; or (b) result in or require the creation or imposition of any Lien on any of its properties or assets, including the Product Rights or any Covered Agreements (or, in each case, amounts due and payable to any Grantor thereunder), other than the Security Interests and Permitted Liens.

Section 4.03 Principal Location. Such Grantor’s mailing address and the location of its place of business and its chief executive office and the office where such Grantor keeps all of its books and records (including in respect of any Rights to Payment) are correctly and completely disclosed on Schedule 4.03(i) attached hereto; such Grantor has no other places of business except for those set forth in Schedule 4.03(ii) attached hereto; and such Grantor owns no Collateral other than the Collateral located at the addresses disclosed on Schedule 4.03(iii) attached hereto (other than Collateral in the custody of the Agent or the Account Bank).

Section 4.04 Jurisdiction of Organization and Names; Etc. Such Grantor has not changed its name, conducted business under any name other than its current name, changed its jurisdiction of formation or merged with or into or consolidated with any other Person, except, in each case, as disclosed on Schedule 4.04 attached hereto. The name in which such Grantor has executed this Agreement is the exact name as it appears in such Grantor’s Organizational Documents as filed with the Secretary of State of the State of Delaware or, in the case of TBIL, the Companies Registration Office of Ireland, as applicable. Schedule 4.04 attached hereto states such Grantor’s exact name as it appears in such Grantor’s Organizational Documents as so filed and its jurisdiction of organization.

Section 4.05 Perfection and Priority. Upon the (a) filing of appropriate financing statements under the UCC at the offices specified on Schedule 4.05 attached hereto (which, in the case of all filings, have been delivered to the Agent in completed and duly authorized form), (b) recordation of the applicable IP Security Agreements (i.e., the Confirmatory Grant of Security Interest in Patents and the Confirmatory Grant of Security Interest in Trademarks with the United States Patent and Trademark Office and the recordation of the Confirmatory Grant of Security Interest in Copyrights with the United States Copyright Office, as applicable), (c) taking of possession or Control by the Agent of such Collateral with respect to which a security interest may be perfected only by possession or Control (including the execution and delivery of the Control Agreement with the Account Bank in respect of the Collection Account in accordance with the Note Purchase Agreement and the delivery to the Agent of the certificates (if any) representing the Pledged Equity, the Instruments evidencing the Pledged Debt in each case together with undated transfer powers, note powers or allonges executed in blank) and (d) in the case of TBIL, the completion of the filings and registrations referred to in Section 5.15, the Agent, for the benefit of the Secured Parties, will have a fully perfected first priority security interest in the Collateral owned by such Grantor (including the power to transfer rights in the Collection Account), subject only to Permitted Liens.

Section 4.06 Intellectual Property Collateral. Schedule 4.06 attached hereto correctly and completely includes (a) all Copyrights owned by such Grantor that are registered with the United States Copyright Office or any other applicable intellectual property office or registry or are the subject of pending applications with the United States Copyright Office or any other applicable intellectual property office or registry, and all Licenses granting such Grantor an exclusive right in any registered Copyright related thereto and (b) all Patents and Trademarks owned by such Grantor that are issued by the United States Patent and Trademark Office or any other applicable intellectual property office or registry are the subject of pending applications with the United States Patent and Trademark Office or any other applicable intellectual property office or registry in each case, that are owned by such Grantor. Except as otherwise indicated on Schedule 4.06 attached hereto, all filings, fees and other payments necessary for the maintenance thereof for which Grantor has a right to control prosecution and maintenance thereof, and, have been, as applicable, timely filed or paid with respect to all such Intellectual Property, and to the knowledge of such Grantor, other such Intellectual Property, except where the failure to pay such payments would not reasonably be expected to result in a loss of such Intellectual Property or of such Grantor’s rights therein, and all such Intellectual Property that is issued or registered and is material to the conduct of its business or the performance of the Note Documents and the Collaboration Agreement is subsisting, and, to the knowledge of such Grantor, valid and enforceable.

Section 4.07 Security Agreements; No Financing Statements. Other than the Security Interests granted to the Agent for the benefit of the Secured Parties pursuant to this Agreement and other Permitted Liens, no Grantor has pledged, assigned, sold, granted a security interest in, or otherwise conveyed all or any portion of the Collateral, and no financing statement describing all or any portion of the Collateral naming any Grantor as debtor has been filed or is of record in any jurisdiction other than financing statements naming the Agent on behalf of the Secured Parties as the secured party and financing statements filed in respect of Permitted Liens.

Section 4.08 Federal Employer Identification Number; State Organization Number. Each Grantor’s federal employer identification number (if any) and organizational identification number (if any) are correctly and completely listed on Schedule 4.08 attached hereto.

Section 4.09 Pledged Equity.

(a) Such Grantor is the record and beneficial owner of the Pledged Equity set forth opposite such Grantor’s name on Schedule 4.09 attached hereto, free and clear of all Liens, except for the Security Interests and Permitted Liens.

(b) All Pledged Equity owned by such Grantor has been duly authorized and validly issued by the issuer thereof and, to the extent such concepts are applicable under the Organizational Documents of the issuer thereof and applicable Law, is fully paid and nonassessable.

(c) The Pledged Equity owned by such Grantor constitutes one hundred percent (100%) of the issued and outstanding Equity Interests, trust interests and other beneficial interests of every class of the related issuer thereof. Without limiting the generality of the foregoing, (i) one hundred percent (100%) of the outstanding Equity Interests in each of RDIP and TABI are directly owned (both beneficially and of record) by the DST Issuer, (ii) one hundred percent (100%) of the outstanding Equity Interests, trust interests and other beneficial interests in the Issuers are directly owned (both beneficially and of record) by TBIL and (iii) one hundred percent (100%) of the outstanding Equity Interests of TBIL are directly owned (both beneficially and of record) by TBPH.

(d) Except for (i) restrictions and limitations imposed by the Note Documents or securities laws generally, (ii) restrictions and limitations as otherwise permitted by the Note Purchase Agreement and (iii) customary restrictions, encumbrances and limitations in Organizational Documents, joint venture agreements and similar arrangements, the Pledged Equity is and will continue to be freely transferable and assignable, and none of the Pledged Equity is or will be subject to any option, right of first refusal, shareholders agreement, trust agreement, charter or by-law provisions, contractual restriction or Law of any nature that would prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Equity hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Agent of rights and remedies hereunder.

(e) Upon delivery to the Agent of the certificates (if any) representing such Pledged Equity, together with undated stock powers, transfer powers or other instruments of transfer duly executed in blank, and, in the case of any uncertificated Pledged Equity that constitutes a “security” under Article 8 of the UCC, upon the registration of the Agent as the registered owner or the agreement by the issuer to comply with instructions from the Agent without further consent of the registered owner, the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on such Pledged Equity and related Proceeds, enforceable as such against all creditors of such Grantor, subject only to Permitted Liens.

(f) There are no certificates, instruments or writings representing such Pledged Equity other than those (if any) delivered to the Agent in accordance with Section 5.04. To the extent that in the future there exist any such certificates, instruments or writings, such Grantor shall deliver all such certificates, instruments or writings to the Agent together with a stock power, transfer power or other instrument of transfer related thereto duly executed in blank in accordance with Section 5.04.

(g) With respect to any Pledged Equity that constitutes a Security: (i) such Pledged Equity will be a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC; (ii) if certificated, such Pledged Equity will be a “certificated security” within the meaning of Section 8-102(a)(4) of the UCC; (iii) such Pledged Equity will not be credited to a “securities account” within the meaning of Section 8-501(a) of the UCC; and (iv) all certificates (if any) evidencing such Pledged Equity will constitute “securities” as such term is defined in Article 8 of the UCC. Each Grantor shall comply with the covenants set forth in Section 5.14 with respect to the Article 8 characterization and certificated status of the Pledged Equity.

Notwithstanding anything to the contrary in this Section 4.09, to the extent any provision of this Agreement or the Note Purchase Agreement excludes any assets from the scope of the Pledged Equity or the Collateral, or from any requirement to take any action to perfect the Security Interests therein, the representations and warranties made by any relevant Grantor in this Section 4.09 shall be deemed not to apply to such excluded assets.

Section 4.10 Pledged Debt. With respect to the Pledged Debt owned by such Grantor as of the date hereof, and if such Grantor hereafter acquires any Indebtedness or other property that is included in the definition of Pledged Debt, as of the date of such acquisition:

(a) Such Grantor is the direct and beneficial owner of all Pledged Debt set forth opposite such Grantor’s name on Schedule 4.09 attached hereto, free and clear of all Liens, except for the Security Interests and Permitted Liens;

(b) Schedule 4.09 attached hereto sets forth a complete and accurate list of all Pledged Debt owned by such Grantor as of the date hereof, in each case specifying the creditor and debtor thereunder and the type, outstanding principal amount and maturity date thereof;

(c) All Pledged Debt owned by such Grantor has been duly authorized, authenticated or issued, as applicable, and delivered by the obligor thereof, is the legal, valid and binding obligation of such obligor, enforceable against such obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, general equitable principles and principles of public policy, and is not in default;

(d) Upon delivery to the Agent of the original Instruments evidencing such Pledged Debt, together with undated note powers or allonges duly executed in blank, the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on such Pledged Debt and related Proceeds, enforceable as such against all creditors of such Grantor, subject only to Permitted Liens;

(e) There will be no certificates, instruments or writings evidencing such Pledged Debt other than those (if any) delivered to the Agent, and to the extent that in the future there exist any such certificates, instruments or writings, such Grantor shall deliver all such certificates, instruments or writings to the Agent together with a note power, allonge or other instrument of transfer related thereto duly executed in blank; and

(f) With respect to any Pledged Debt that constitutes a Security: (i) such Pledged Debt will be a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC; (ii) if certificated, such Pledged Debt will be a “certificated security” within the meaning of Section 8-102(a)(4) of the UCC; (iii) such Pledged Debt will not be credited to a “securities account” within the meaning of Section 8-501(a) of the UCC; and (iv) all certificates (if any) evidencing such Pledged Debt will constitute “securities” as such term is defined in Article 8 of the UCC.

Notwithstanding anything to the contrary in this Section 4.10, to the extent any provision of this Agreement or the Note Purchase Agreement excludes any assets from the scope of the Pledged Debt or the Collateral, or from any requirement to take any action to perfect the Security Interests therein, the representations and warranties made by any relevant Grantor in this Section 4.10 shall be deemed not to apply to such excluded assets.

Section 4.11 Deposit Accounts and Securities Accounts. All of such Grantor’s Deposit Accounts and Securities Accounts are correctly and completely listed on Schedule 4.11 attached hereto.

ARTICLE V

COVENANTS

Each Grantor covenants and agrees that, until Payment in Full:

Section 5.01 General.

(a) Financing Statements and Other Actions; Defense of Title. Each Grantor hereby authorizes the Agent, at the sole cost and expense of the Grantors, to file, and if requested will promptly execute (as applicable) and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Laws, including, in the case of TBIL, under the Laws of Ireland) in effect in any applicable jurisdiction with respect to the security interest created hereby, and take such other actions as may from time to time reasonably be requested by the Agent in order to maintain a first priority, perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor, subject in each case to Permitted Liens. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Agent may determine, in its sole discretion, is necessary, appropriate or advisable to ensure the perfection of the security interest in the Collateral granted to the Agent herein, including, without limitation, describing such property as “All assets of the Debtor whether now owned or existing or hereafter acquired or arising and wheresoever located, including all accessions thereto and products and proceeds thereof” or words of similar meaning. Each Grantor will take any and all actions necessary to defend title to the Collateral owned by such Grantor against all Persons and to defend the security interest of the Agent in such Collateral and the priority thereof against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Agent (other than Permitted Liens), and pay all out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such defense, which may, at the Agent’s discretion, be added to the Obligations, in any event as necessary pursuant to this Agreement.

(b) Other Financing Statements. No Grantor will suffer to exist or authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except any financing statement authorized under Section 5.01(a) and filings related to Permitted Liens. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection herewith without the prior written consent of the Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(c) Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. No Grantor shall effect any change (i) in such Grantor’s legal name (or establish new or additional trade names), (ii) in the location of such Grantor’s chief executive office and/or the address where any portion of such Grantor’s books and records or Collateral is maintained, (iii) in such Grantor’s identity or organizational structure, (iv) in such Grantor’s organizational identification number or (v) in such Grantor’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating or organizing in any other jurisdiction). Without limiting the foregoing or Section 8.18 of the Note Purchase Agreement, in the event that any such change is permitted pursuant to the Note Purchase Agreement or consented to in writing by the Agent (acting at the direction of the Requisite Purchasers), no Grantor shall effect such change until (A) such Grantor shall have given the Agent not less than thirty (30) days’ prior written notice (in the form of a certificate of a duly authorized Senior Officer of such Grantor), or such lesser notice period agreed to by the Agent (acting at the direction of the Requisite Purchasers) in its sole discretion, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Agent may reasonably request, (B) such Grantor shall have taken all actions reasonably satisfactory to the Agent (acting at the direction of the Requisite Purchasers) to maintain the perfection and priority of the security interest of the Agent for the benefit of the Secured Parties in the Collateral, if applicable, and (C) in the case of any Issuer, such Grantor shall have given the Agent evidence reasonably satisfactory to the Agent (acting at the direction of the Requisite Purchasers) that any such change will not impact such Issuer’s status as a Special Purpose Entity; provided, that nothing in this Section 5.01(c) shall be deemed to permit any action otherwise prohibited by the Note Purchase Agreement (including Article VIII thereof).

Section 5.02 Rights to Payment. Without the prior written consent of the Agent (acting at the direction of the Requisite Purchasers in their sole discretion), no Grantor will acquire any Rights to Payment except (a) those arising under any Note Document to which such Grantor is a party, (b) amounts owed under the Collaboration Agreement (including any permitted sublicense thereunder), the Co-Promotion Agreement, any other Covered Agreement, or any other agreement, instrument, document or action related to the Exploitation of the Collateral or (c) as otherwise expressly permitted under the Note Purchase Agreement. Subject to the rights of the Agent under this Agreement, each Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Rights to Payment owned by such Grantor.

Section 5.03 Maintenance of Collateral. Each Grantor will do all things necessary, appropriate or advisable to maintain, preserve and protect the Collateral, except to the extent such failure to maintain, preserve or protect all or any portion of the Collateral is expressly permitted under the Note Purchase Agreement. Each Grantor agrees that, from time to time and at the expense of such Guarantor, it shall promptly execute such further documents and take such additional action from time to time to maintain the validity or perfection of the Liens and security interests granted hereunder and the other Note Documents.

Section 5.04 Instruments, Securities, Chattel Paper and Documents. Each Grantor will (a) deliver to the Agent promptly upon execution of this Agreement the originals of all Chattel Paper, Securities (to the extent certificated) and Instruments constituting Collateral (if any then exist), including, without limitation, the certificates (if any) representing the Pledged Equity, all Instruments evidencing the Pledged Debt, in each case, accompanied by undated instruments of transfer, stock or trust powers, note powers or allonges, as applicable, duly executed in blank, (b) hold in trust for the Agent upon receipt and promptly thereafter deliver to the Agent any Chattel Paper, Securities and Instruments constituting Collateral received after the date hereof and (c) upon the Agent’s request, after the occurrence and during the continuance of an Event of Default, deliver to the Agent (and thereafter hold in trust for the Agent upon receipt and promptly deliver to the Agent) any Document evidencing or constituting Collateral, together, in each of the foregoing cases, with such endorsements or instruments of transfer or assignment in blank or to order as the Agent may reasonably request.

Section 5.05 Uncertificated Securities and Certain Other Investment Property. Each Grantor from time to time shall permit the Agent, and cooperate with the Agent, to cause the appropriate issuers (and, if held with a securities intermediary or commodities intermediary, such intermediary) of uncertificated securities or other types of Investment Property not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Agent granted pursuant to this Agreement. If any Grantor hereafter acquires any Investment Property held with a securities intermediary or commodities intermediary, as of the date of such acquisition, such Grantor will cause such intermediary to enter into a Control Agreement with the Agent in form and substance reasonably satisfactory to the Agent (acting at the direction of the Requisite Purchasers) that provides the Agent with Control of such Collateral. In addition, each Grantor that is an issuer of Pledged Collateral constituting an “uncertificated security” as defined in Section 8-102(a)(18) of the UCC, or of any membership interest, trust interest or other beneficial interest included in the Pledged Equity that is not evidenced by a certificate, shall, during the continuance of an Event of Default and upon written notice from the Agent, comply with all instructions and entitlement orders originated by the Agent concerning such Pledged Collateral without further consent by the beneficial owner thereof or any other Grantor, and shall not comply with any instruction or entitlement order originated by any other Person.

Section 5.06 Securities and Other Investment Property.

(a) Registration of Pledged Instruments, Securities and Other Investment Property. Each Grantor will permit any registrable Collateral owned by such Grantor to be registered in the name of the Agent or its nominee at any time at the option of the Agent following the occurrence and during the continuance of an Event of Default and without any further consent of such Grantor.

(b) Exercise of Rights in Pledged Instruments, Securities and Other Investment Property. Each Grantor will permit the Agent or its nominee at any time during the continuance of an Event of Default, without notice to any Person or consent of such Grantor, to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral owned by such Grantor or any part thereof, and to receive all dividends, distributions and interest in respect of such Collateral.

Section 5.07 Deposit Accounts and Securities Accounts. Each Grantor (other than TBIL and TBUS) will cause each bank or other financial institution in which it maintains any Deposit Account, Securities Account, commodity account, securities entitlement or commodity contract to enter into a Control Agreement with the Agent in order to give the Agent Control of such accounts, in each case to the extent provided under the terms and provisions of the Note Purchase Agreement (including, without limitation, in respect of the Collection Account pursuant to Section 3.03 of the Note Purchase Agreement).

Section 5.08 Letter-of-Credit Rights. Each Grantor will, upon the Agent’s written request, use commercially reasonable efforts to cause each issuer of a letter of credit constituting Collateral to consent to the assignment of proceeds of the letter of credit in order to give the Agent Control of the Letter-of-Credit Rights to such letter of credit.

Section 5.09 Federal, State or Municipal Claims. Each Grantor will notify the Agent of any Collateral owned by such Grantor which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

Section 5.10 Intellectual Property.

(a) If after the date hereof, any Grantor acquires any interest in Patents, Trademarks or Copyrights or other Intellectual Property Collateral, in each case, constituting Collateral, such Grantor shall take, or cause to be taken, at its expense, all steps, including in the United States Patent and Trademark Office, the United States Copyright Office (if applicable) and any other applicable Governmental Authority, to (i) maintain the validity and enforceability of any such registered Intellectual Property Collateral (or applications therefor) and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each Patent, Trademark, Copyright or other Intellectual Property Collateral (if applicable) registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office, the United States Copyright Office (if applicable) or any other applicable Governmental Authority, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act or any foreign counterpart thereof, the filing of renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings, in each case, (x) solely to the extent that such Grantor is permitted to take such actions in accordance with the Collaboration Agreement and (y) except to the extent expressly permitted or not otherwise prohibited under the Note Purchase Agreement.

(b) Each Grantor agrees that, should it obtain an ownership in any Intellectual Property Collateral after the date hereof (“After-Arising Intellectual Property”), (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Arising Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto.

(c) Within ten (10) Business Days after each calendar quarter, with respect to any newly issued or registered Copyrights, Trademarks or Patents (or applications therefor) of such Grantor, such Grantor shall sign and deliver to the Agent an appropriate Confirmatory Grant of Security Interest in Patents, Confirmatory Grant of Security Interest in Trademarks, Confirmatory Grant of Security Interest in Copyrights or other Intellectual Property security agreement with respect to all such registered or applied for Intellectual Property owned by it or exclusively licensed in the case of registered or applied for Copyrights as of such date of delivery, to the extent that such Intellectual Property is not covered by this Agreement or any other previous Confirmatory Grant of Security Interest in Patents, Confirmatory Grant of Security Interest in Trademarks, Confirmatory Grant of Security Interest in Copyrights or other Intellectual Property security agreement so signed and delivered by such Grantor to the Agent. In each case, such Grantor will promptly cooperate as reasonably necessary to enable the Agent or its designee to make any necessary or reasonably desirable recordations with the United States Patent and Trademark Office, the United States Copyright Office and any other applicable Governmental Authority, as applicable.

(d) Each Grantor agrees to promptly, upon request by the Agent, execute and deliver to the Agent any supplement to this Agreement or any other document reasonably requested by the Agent to evidence such security interest in a form appropriate for recording with any applicable Governmental Authority. Each Grantor also hereby authorizes the Agent to (i) to include any future Intellectual Property Collateral of which the Agent receives notification from such Grantor and (ii) by recording, in addition to and not in substitution for this Agreement any Confirmatory Grant of Security Interest in Patents, any Confirmatory Grant of Security Interest in Trademarks, any Confirmatory Grant of Security Interest in Copyrights or any other Intellectual Property security agreement with respect to all Intellectual Property Collateral executed by such Grantor, and to provide notice to such Grantor of such recordation.

(e) Each Grantor agrees to use commercially reasonable efforts to diligently prosecute all applications for Patents, Copyrights and Trademarks owned by such Grantor, and file and prosecute any and all such continuations, divisionals, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, application, registration and other fees, Taxes and expenses due or incurred in connection with any such Intellectual Property Collateral, in each case, except to the extent that prosecution and maintenance responsibility for the applicable Intellectual Property Collateral is allocated to the Collaboration Partner or another Person pursuant to the Collaboration Agreement or another Covered Agreement.

(f) Each Grantor agrees not to allow or suffer any Intellectual Property Collateral owned by such Grantor or Licenses to which such Grantor is a party to become abandoned, nor any registration thereof (if applicable) to be abandoned, terminated, lapsed, forfeited, expired or dedicated to the public, except as shall be reasonable and appropriate in accordance with prudent business practice and to the extent (i) expressly permitted by the Note Purchase Agreement and (ii) to the extent a Grantor controls or has the right to direct the prosecution of such Intellectual Property Collateral; provided that no Grantor shall permit any Intellectual Property Collateral that is material to the Collaboration Agreement or the Products to become abandoned, lapsed, forfeited or dedicated to the public.

Section 5.11 Commercial Tort Claims. If, after the date hereof, any Grantor identifies the existence of a Commercial Tort Claim belonging to such Grantor in excess of $50,000 that has arisen in the course of such Grantor’s business in addition to the Commercial Tort Claims described on Schedule 5.11 attached hereto (which are all of the Grantors’ Commercial Tort Claims as of the Closing Date), then such Grantor shall give the Agent prompt notice thereof. Each Grantor agrees to promptly, upon request by the Agent, execute and deliver to the Agent, at the sole cost and expense of the Grantors, any supplement to this Agreement or any other document reasonably requested by the Agent to evidence the grant of a security interest therein in favor of the Agent. Section 3.01 shall apply to each such Commercial Tort Claim, and any such supplement shall, after receipt thereof by the Agent, become part of Schedule 5.11 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 5.12 Updating Information Set Forth on the Schedules Attached Hereto. Each Grantor will provide to the Agent, concurrently with the delivery of the Waterfall Report required to be delivered pursuant to Section 7.01(e) of the Note Purchase Agreement, an updated version of the schedules attached hereto (provided, that if there have been no changes to the information required to be disclosed in any schedule since the previous updating thereof required hereby, each Grantor shall indicate that there has been “no change” to the applicable schedule).

Section 5.13 Permitted Liens. Notwithstanding anything contained herein, nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Agent under the Note Documents to any Permitted Liens.

Section 5.14 Pledged Equity; Article 8 Matters.

(a) Each Grantor acknowledges and agrees that, to the extent any Equity Interest in any limited liability company, statutory trust or limited partnership, other than the beneficial interest in the DST Issuer to the extent the governing instrument does not provide for certificated interests, that is owned by such Grantor and included in the Pledged Equity is a “security” within the meaning of Article 8 of the UCC, such interest shall be (and shall continue to be) represented by a certificate, and such certificate shall be delivered to the Agent, together with an undated stock power, transfer power or other instrument of transfer duly executed in blank, in accordance with Section 5.04.

(b) With respect to any Equity Interest in any limited liability company, statutory trust or limited partnership that is owned by such Grantor and included in the Pledged Equity that is not a “security” within the meaning of Article 8 of the UCC, no Grantor shall at any time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless (i) such election is made in compliance with the Note Purchase Agreement and (ii) such interest is thereafter represented by a certificate that is promptly delivered to the Agent, together with an undated stock power, transfer power or other instrument of transfer duly executed in blank, in accordance with Section 5.04.

(c) No Grantor shall, and no Grantor shall permit any issuer of Pledged Equity that is a Note Party to:

(i) take any action to cause any Pledged Equity constituting a certificated security to become uncertificated, or any membership interest, trust interest or other beneficial interest included in the Pledged Equity that is a “security” governed by Article 8 of the UCC to cease to be such a “security,” in each case, without the prior written consent of the Agent (acting at the direction of the Requisite Purchasers);

(ii) amend or modify the Organizational Documents of any issuer of Pledged Equity that is a Note Party in a manner adverse to the Secured Parties or in violation of the Note Purchase Agreement;

(iii) issue any additional Equity Interests, trust interests or other beneficial interests of any issuer of Pledged Equity that is a Note Party, except, in each case, as expressly permitted under the Note Purchase Agreement; or

(iv) without limiting the requirements of Section 5.04 above, deliver (within the meaning of Section 8-301 of the UCC) any Pledged Equity that constitutes an uncertificated security to any Person other than the Agent, or consent to any agreement whereby the issuer of such Pledged Equity agrees to comply with instructions that are originated by any Person other than the Agent.

Each Grantor shall promptly deliver to the Agent any certificate or instrument evidencing any additional Equity Interests, trust interests or other beneficial interests issued pursuant to clause (c)(iii) above, together with instruments of transfer duly executed in blank, in accordance with Section 5.04.

Section 5.15 Irish Security; Registration of Charges. TBIL shall, at its own expense, (a) procure that particulars of each charge created or evidenced by this Agreement or any other Note Document by TBIL are delivered to the Companies Registration Office of Ireland in the prescribed form within twenty-one (21) days after the date of creation of such charge, (b) promptly following such delivery, deliver to the Agent the certificate of registration of charge issued by the Companies Registration Office of Ireland evidencing that such registration has been effected, and (c) promptly upon the reasonable request of the Agent (acting at the direction of the Requisite Purchasers), execute and deliver such security documents governed by the laws of Ireland, and take such other action, as the Agent may reasonably request in order to create, perfect and maintain a first-priority security interest under the laws of Ireland in any Collateral owned by TBIL that is situated in, or the transfer of which is governed by the laws of, Ireland. TBIL hereby irrevocably authorizes and appoints the Agent (or its solicitors on its behalf) to file (or procure the filing of) a Form C1 and any other documents required to register the charges created by TBIL under this Agreement or any other Note Document at the Companies Registration Office of Ireland pursuant to Section 409(3) of the Irish Companies Act.

ARTICLE VI

REMEDIES UPON EVENT OF DEFAULT

Section 6.01 Acceleration and Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default, the Agent may exercise any or all of the following rights and remedies, in each case subject to the provisions of the Note Purchase Agreement:

(i) those rights and remedies provided in this Agreement, the Note Purchase Agreement, or any other Note Document; provided, that this clause (i) shall not be construed to limit any rights or remedies available to the Agent and the other Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other Law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) give any applicable notice or other instruction under any Control Agreement (including in respect of the Collection Account), withdraw (or cause to be withdrawn) any and all funds from the Collection Account or any other account constituting Collateral and take any action otherwise provided under such Control Agreements with respect to such Collateral;

(iv) without notice except as specifically provided in Section 8.01 hereof or elsewhere herein, and to the extent permitted by Law, sell, lease, license, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Agent may deem commercially reasonable;

(v) concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, distributions, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Agent were the outright owner thereof; and

(vi) transfer, sell, convey, assign, lease, sublease, license, sublicense, use or otherwise Exploit or dispose of any Grantor’s rights, title and interests in any Intellectual Property Collateral on such conditions and in such manner as the Agent may determine.

(b) The Agent, on behalf of the Secured Parties, may comply with any Law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Agent shall have the right upon any such public sale or sales and, to the extent permitted by Law, upon any such private sale or sales, to purchase for the benefit of the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.

(d) Until the Agent is able to effect a sale, lease, or other disposition of Collateral, the Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Agent. The Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Agent’s remedies (for the benefit of the Agent and the other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, neither the Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor, any other collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral, any such other collateral or any guarantee of the Obligations or to resort to the Collateral, any such other collateral or any such guarantee in any particular order or (iii) effect a public sale of any Collateral.

(f) If, at any time when the Agent shall determine to exercise any right it may then have pursuant to Section 6.01(a) to sell the whole or any part of the Pledged Collateral hereunder and the Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, the Agent is hereby expressly authorized to sell such Pledged Collateral or such part thereof by private sale in such manner and under such circumstances as the Agent may deem necessary or advisable in order that such sale may legally be effected without such registration; provided, that any such private sale shall be conducted in a commercially reasonable manner and in compliance with applicable Law. Without limiting the generality of the foregoing, in any such event the Agent, in compliance with applicable securities laws, may (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under the Securities Act (or similar statute), (ii) approach and negotiate with a restricted number of potential purchasers to effect such sale and (iii) restrict such sale to purchasers as to their number, nature of business and investment intention, including, without limitation, to purchasers each of whom will represent and agree to the satisfaction of the Agent that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral, or any part thereof; it being understood that the Agent may cause or require each Grantor, and each Grantor hereby agrees upon the written request of the Agent, to cause (x) a legend or legends to be placed on the certificates to be delivered to such purchasers, if any, to the effect that the Pledged Collateral represented thereby has not been registered under the Securities Act and setting forth or referring to restrictions on the transferability of such securities and (y) the issuance of stop transfer instructions to such issuer’s transfer agent, if any, with respect to the Pledged Collateral, or, if such issuer transfers its own securities, a notation in the appropriate records of such issuer. Each Grantor acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. No Grantor shall have any obligation to register any Pledged Collateral that constitutes a Security under the Securities Act or any applicable state securities laws, or to cause any issuer of such Pledged Collateral to do so. Each Grantor hereby waives, to the fullest extent permitted by applicable Laws, any claims against the Agent and the Secured Parties arising by reason of the fact that the price at which any of the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Agent or the Secured Parties accept the first offer received and do not offer any Collateral to more than one offeree. The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Grantor and the issuer of the Pledged Collateral would agree to do so. Each Grantor understands that a sale under the circumstances described above may yield a lower price for the Pledged Collateral than if the Pledged Collateral were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Grantor, therefore, agrees that: (i) if the Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Collateral or any portion thereof to be sold at a private sale, the Agent and each other Secured Party shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Collateral or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (ii) such reliance shall be conclusive evidence that the Agent and each other applicable Secured Party has handled the disposition in a commercially reasonable manner.

Section 6.02 Grantors’ Obligations Upon an Event of Default. Upon the request of the Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:

(a) Assembly of Collateral. Assemble and make available to the Agent the Collateral and all books, records, electronic data or information and other pertinent information relating thereto at any place or places specified by the Agent.

(b) Agent Access. Permit the Agent, by the Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral, or the books and records relating thereto, or both, to remove all or any part of the Collateral, or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay such Grantor for such use and occupancy.

(c) Delivery of Information. Furnish to the Agent, or cause an issuer of Pledged Collateral to furnish to the Agent, any information regarding the Pledged Collateral in such detail as the Agent may reasonably require.

(d) Other Actions. Take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to enable the Agent to consummate a public sale or other disposition of the Pledged Collateral; provided, that no Grantor shall be required to register or qualify any Pledged Collateral that constitutes a Security under the Securities Act or any applicable state securities laws, or to cause any issuer of Pledged Collateral to do so.

Section 6.03 License. Solely for the purpose of enabling the Agent to exercise its rights and remedies under this Article VI or otherwise in connection with this Agreement or the other Note Documents, and solely during the continuance of an Event of Default, each Grantor hereby grants to the Agent an irrevocable, worldwide, non-exclusive, sublicensable (through multiple tiers), fully paid-up, royalty-free license or sublicense (exercisable without payment of royalty or other compensation to such Grantor) under the Intellectual Property Collateral and related Ancillary IP Rights, for any purpose in connection with the Agent’s exercise of such rights and remedies, including to Exploit, license or sublicense, or grant a covenant not to assert, release or other right or immunity under any Intellectual Property Collateral and to access and provide access to all media in which any of the licensed items may be recorded or stored and to all computer software, programs, hardware and other information technology assets used in connection therewith; provided, however, that nothing in this Section 6.03 shall require a Grantor to grant any license that (a) gives any Person any right of acceleration, modification, termination or cancellation under any License, in each case, subject to such Grantor’s use of commercially reasonable efforts to obtain all requisite consents or approvals from such Person, (b) is prohibited by any Law, or (c) does not include reasonable quality controls with respect to any Trademarks or reasonable confidentiality obligations with respect to any confidential Intellectual Property Collateral.

Section 6.04 Proceeds Account. To the extent that any of the Obligations may be contingent, unmatured or unliquidated at such time as an Event of Default has occurred and is continuing, the Agent may, at its election, (a) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the “Proceeds Account”) created and maintained by the Agent for such purpose (which shall constitute a Deposit Account included within the Collateral hereunder) until such time as the Agent has applied such proceeds in accordance with the Note Purchase Agreement, and each Grantor agrees that such retention of such proceeds by the Agent shall not be deemed strict foreclosure with respect thereto; (b) in any manner elected by the Agent, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims against the applicable Collateral and apply the proceeds of the Collateral against such amount; or (c) otherwise proceed in any manner permitted by Law. Each Grantor agrees that the Proceeds Account shall be subject to a Control Agreement that is subject to the full dominion and “control” of the Agent within the meaning of Section 9-104 of the UCC and that upon the irrevocable deposit of funds into the Proceeds Account, no Grantor shall have any right of withdrawal with respect to such funds. Accordingly, each Grantor irrevocably waives until the termination of this Agreement the right to make any withdrawal from the Proceeds Account and the right to instruct the Agent to honor drafts against the Proceeds Account.

Section 6.05 Application of Proceeds. The cash proceeds actually received from the sale or other disposition or collection of any Grantor’s Collateral, from payments made by any Guarantor under the Guaranty, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied (x) at any time no Event of Default has occurred and is continuing, as provided in Section 3.04 of the Note Purchase Agreement and (y) upon and after the occurrence and during the continuance of an Event of Default, as provided in Section 9.01 of the Note Purchase Agreement. Any surplus thereof which exists after Payment in Full shall be promptly paid over to the applicable Grantor or otherwise disposed of in accordance with the UCC or other Law. Each Grantor shall remain liable to the Agent and the other Secured Parties for any deficiency which exists after any sale or other disposition or collection of Collateral.

Section 6.06 Specified Contract Rights; Attorney in Fact; Proxy

(a) Each Grantor acknowledges that, after the occurrence and during the continuance of an Event of Default, upon providing written notice to such Grantor of its intent to do so, the Agent may in its own name, or in the name of such Grantor, communicate with the Collaboration Partner in connection with the Collaboration Agreement and the Co-Promotion Agreement, the Servicer in connection with the Servicing Agreement, any Covered Agreement Counterparty in connection with any other Covered Agreement (including the General Services Agreement), to negotiate the terms thereof and to verify with such Persons the existence, amount and terms of, and any other matter reasonably relating to, the Accounts or other amounts owing by such Person to such Grantor.

(b) Each Grantor hereby appoints, which appointment is IRREVOCABLE and coupled with an interest, and shall automatically terminate upon Payment in Full, the Agent as its attorney in fact with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, to take any action and to execute any instrument that the Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Agent to the Obligations as provided herein or in the Note Purchase Agreement or any other Note Document, (iii) to demand payment or enforce payment of any amounts owed to such Grantor under the Collaboration Agreement, the Co-Promotion Agreement, the Servicing Agreement, the General Services Agreement, any other Covered Agreement, (iv) to exercise all of such Grantor’s rights and remedies with respect to the Collaboration Agreement, the Co-Promotion Agreement, the Servicing Agreement, the General Services Agreement, any other Covered Agreement, any Payment Auditor Agreement and any other Collateral, (v) to settle, adjust, compromise, extend or renew amounts payable under the Collaboration Agreement, the Co-Promotion Agreement, the Servicing Agreement, the General Services Agreement, any other Covered Agreement, (vi) to settle, adjust or compromise any legal proceedings brought to collect amounts payable under the Collaboration Agreement, the Co-Promotion Agreement, the Servicing Agreement, the General Services Agreement, any other Covered Agreement, (vii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against the Collaboration Partner in connection with the Collaboration Agreement, the Servicer in connection with the Servicing Agreement, or any other Covered Agreement Counterparty in connection with a Covered Agreement, (viii) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with amounts payable under the Collaboration Agreement, the Co-Promotion Agreement, the Servicing Agreement, the General Services Agreement, any other Covered Agreement, and (ix) to use information contained in any data processing, electronic or information systems relating to Collateral; and each Grantor agrees to reimburse the Agent for any payment made or any reasonable expense incurred by the Agent in connection with any of the foregoing; provided, that this authorization shall not relieve any Grantor of any of its obligations under this Agreement or under any other Note Document. The powers described in clauses (ii) through (ix) of this Section 6.06(b) shall be exercisable only after the occurrence and during the continuance of an Event of Default.

(c) All acts of said attorney or designee are hereby ratified and approved by each Grantor. The powers conferred on the Agent, for the benefit of the Secured Parties, under this Section 6.06 are solely to protect the Agent’s interests in the Collateral and shall not impose any duty upon the Agent or any Secured Party to exercise any such powers.

(d) THE APPOINTMENT OF THE AGENT AS ATTORNEY-IN-FACT IN THIS SECTION 6.06 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH PAYMENT IN FULL SHALL HAVE OCCURRED. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO THEIR OWN GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE JUDGMENT; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

Section 6.07 Accounts and Rights to Payment; Proceeds to be Turned Over. In addition to, and not in substitution for, any similar requirement in the Note Purchase Agreement: (a) if required by the Agent at any time during the continuance of an Event of Default, any payment of Accounts or payment in respect of General Intangibles or other Rights to Payment that constitute Collateral, when collected by any Grantor, shall be promptly (and in any event within three (3) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Agent, in the Collection Account or such other account as the Agent may specify, subject to withdrawal by the Agent as provided in the Note Purchase Agreement and Section 6.05; until so turned over, such payment shall be held by such Grantor in trust for the Agent (for the benefit of the Secured Parties), segregated from other funds of such Grantor; and each such deposit shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included therein; (b) at any time during the continuance of an Event of Default, (i) each Grantor shall, upon the Agent’s reasonable written request, deliver to the Agent all original and other documents in its control evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any Account or other Right to Payment, including all original orders, invoices and shipping receipts, and shall notify the applicable Account Debtors that such Accounts and Rights to Payment have been collaterally assigned to the Agent and that payments in respect thereof shall be made directly to the Agent or to the Collection Account, as the Agent shall specify, and (ii) the Agent may, without notice, in its own name or in the name of any Grantor, communicate with Account Debtors to verify with them, to the Agent’s reasonable satisfaction, the existence, amount and terms of any Account or amounts due under any other Right to Payment, and may at any time enforce such Grantor’s rights against such Account Debtors and other obligors; and (c) during the continuance of an Event of Default, all Proceeds of any Collateral received by any Grantor in cash or cash equivalents shall be held by such Grantor in trust for the Agent and the other Secured Parties and shall, promptly upon receipt of notice from the Agent, be turned over to the Agent in the exact form received (with any necessary endorsement). All such Proceeds held by the Agent or by any Grantor in trust for the Agent shall continue to be held as collateral security for the Obligations and shall not constitute payment thereof until applied as provided in Section 6.05.

ARTICLE VII

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Agent or any other Secured Party to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. Subject to Section 11.05 of the Note Purchase Agreement, no waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Agent and each Grantor party hereto, and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or afforded by law shall be cumulative and all shall be available to the Agent and the other Secured Parties until this Agreement shall have terminated pursuant to Section 8.14.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01 Notice of Disposition of Collateral; Condition of Collateral. To the extent permitted by Law, each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under Law, any notice made shall be deemed reasonable if sent to the applicable Grantor, addressed as set forth in the Note Purchase Agreement, at least ten (10) days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by Law, each Grantor waives all claims, damages, and demands against the Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except to the extent any such claims, damages or demands have resulted solely from the gross negligence or willful misconduct of the Agent or such other Secured Party as finally determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, and to the extent permitted by Law, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by Law) of any kind in connection with this Agreement or any Collateral.

Section 8.02 Limitation on Agent’s and Other Secured Parties’ Duties with Respect to the Collateral. The Agent shall have no obligation to clean up or otherwise prepare the Collateral for sale. The Agent and each other Secured Party shall use reasonable care with respect to any Collateral in its possession or under its control. The Agent shall be deemed to have used reasonable care if it affords such Collateral substantially the same treatment as it affords to similar property held by it. Neither the Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, other than as required by Law. To the extent that Law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, each Grantor, to the extent permitted to do so by Law, acknowledges and agrees that it is commercially reasonable for the Agent to (a) not incur expenses deemed significant by the Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) not obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) not exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) contact other Persons, whether or not in the same business as the Grantors, for expressions of interest in acquiring all or any portion of such Collateral, (g) hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) dispose of assets in wholesale rather than retail markets, (j) disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral or (l) to the extent deemed appropriate by the Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.02 is to provide non-exhaustive indications of what actions or omissions by the Agent would be commercially reasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.02. Without limitation upon the foregoing, nothing contained in this Section 8.02 shall be construed to grant any rights to any Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by Law in the absence of this Section 8.02.

Section 8.03 Compromises and Collection of Collateral. The Grantors and the Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Rights to Payment, that certain of the Rights to Payment may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Right to Payment may exceed the amount that reasonably may be expected to be recovered with respect to a Right to Payment. In view of the foregoing, each Grantor agrees that the Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Right to Payment, accept in full payment of any Right to Payment constituting Collateral such amount as the Agent in its sole discretion shall determine or abandon any Right to Payment constituting Collateral, and any such action by the Agent shall be commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.

Section 8.04 Agent Performance of Grantor Obligations. Without having any obligation to do so, after the occurrence and during the continuance of (a) a Default, if the Agent reasonably determines it to be necessary or advisable to preserve or protect the Collateral, upon three (3) days’ notice to the applicable Grantor, or (b) an Event of Default, the Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Agreement, and the Grantors shall reimburse the Agent for any reasonable amounts paid by the Agent pursuant to this Section 8.04. The Grantors’ obligation to reimburse the Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

Section 8.05 Authorization for Agent to Take Certain Action. Each Grantor irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent and appoints the Agent as its attorney in fact (a) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Agent’s sole discretion to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral, (b) to indorse and collect any cash proceeds of the Collateral, (c) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral, (d) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral owned by any Grantor and which are Securities or with securities or commodity intermediaries holding other Investment Property as may be necessary or advisable to give the Agent Control over such Securities or other Investment Property, (e) to enforce payment of the Instruments, Accounts and Rights to Payment in the name of the Agent or such Grantor, (f) to apply the proceeds of any Collateral received by the Agent to the Obligations as provided in Article VI and (g) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under any other Note Document); provided, that this authorization shall not relieve any Grantor of any of its obligations under this Agreement, the Note Purchase Agreement or under any of the other Note Documents. The Agent agrees not to exercise the power of attorney granted under clauses (b), (e), (f) or (g) of this Section 8.05 except after the occurrence and during the continuance of an Event of Default.

Section 8.06 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 2.05, 2.06, 5.04, 5.05, 5.10 or 6.02 or in Article VIII hereof will cause irreparable injury to the Agent and the other Secured Parties, that the Agent and the other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Agent or the other Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.06 shall be specifically enforceable against each Grantor.

Section 8.07 Additional Grantors. Pursuant to Section 7.13(a) of the Note Purchase Agreement, the Note Parties are required to cause each Subsidiary of any Issuer, TBIL or TBUS (other than any Excluded Product Subsidiary) that is formed or acquired after the Closing Date, promptly and in any event within thirty (30) days following such formation or acquisition (or such longer period as the Agent (acting at the direction of the Requisite Purchasers) may agree in writing), to become a Grantor and a Guarantor hereunder. Upon the execution and delivery by any such Person of a Joinder, together with the Organizational Documents, resolutions, certificates, opinions, financing statements and other instruments required by Section 7.13(a) of the Note Purchase Agreement or as the Agent may otherwise reasonably request thereunder, such Person shall become a Grantor and a Guarantor hereunder with the same force and effect as if originally named as a Grantor and a Guarantor herein, shall thereupon grant to the Agent, for the benefit of the Secured Parties, a first priority perfected Lien (subject to Permitted Liens) on substantially all of its tangible and intangible assets pursuant to Article III hereof (subject to the exclusions for Excluded Assets), shall cause one hundred percent (100%) of its Equity Interests to be pledged to the Agent, for the benefit of the Secured Parties, and shall be deemed to have made, as of the date of such Joinder, the representations and warranties set forth in Article IV hereof. The execution and delivery of any Joinder shall not require the consent of any other Grantor, and the rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor.

Section 8.08 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor or any issuer of any Pledged Collateral for liquidation, examinership, a rescue process, or reorganization, should any Grantor or any such issuer become insolvent or make an assignment for the benefit of creditors or should an examiner, process adviser, receiver or trustee be appointed for all or any significant part of any Grantor’s or any such issuer’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 8.09 Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Grantors, the Agent and the other Secured Parties and their respective successors and permitted assigns, except that no Grantor shall have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Guaranty or the Security Interests or Lien granted to the Agent, for the benefit of the Secured Parties, hereunder.

Section 8.10 Survival. Without prejudice to the survival of any other agreement of the Grantors under this Agreement or any other Note Document, the agreements and obligations of the Grantors contained in Section 2.05, Section 2.06, Section 2.07, Section 2.10, Section 2.11, Section 3.01 (to the extent set forth herein), Section 6.05, Section 8.08, Section 8.11 and Section 8.20, and the representations and warranties of the Grantors contained in this Agreement, shall survive the execution and delivery of this Agreement, the termination of this Agreement and the other Note Documents and the occurrence of the Maturity Date.

Section 8.11 Taxes. The provisions of Sections 4.01, 4.02, 4.03, 4.04, 4.05, 4.06 and 4.07 of the Note Purchase Agreement shall be applicable to all payments made under this Agreement, mutatis mutandis.

Section 8.12 Use and Possession of Certain Premises. Upon the occurrence and during the continuance of an Event of Default, subject to the rights of tenants under leases, the Agent shall be entitled to occupy and use any premises owned or leased by any Grantor where any of the Collateral or any records relating to the Collateral are located until Payment in Full or the Collateral is removed therefrom, whichever occurs first, without any obligation to pay such Grantor for such use and occupancy.

Section 8.13 Headings. The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

Section 8.14 Termination and Release. This Agreement, the Guaranty and the security interests granted herein shall continue in full force and effect until Payment in Full (subject to reinstatement pursuant to Section 2.10(c) and Section 8.08). In connection with any termination pursuant to this Section 8.14, the Agent shall execute and deliver to the Grantors, at the Grantors’ sole expense, all documents that the Grantors shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by the Grantors to effect such release, including delivery of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 8.14 shall be without recourse to or warranty by the Agent or any other Secured Party. In connection with any release under this Section 8.14, the Agent, at the written request and sole expense of the applicable Grantor, shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence or effectuate such release, in each case without recourse to or warranty by the Agent or any other Secured Party.

Section 8.15 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Grantors and the Agent relating to the Collateral and the Guaranty and supersedes all prior agreements and understandings among the Grantors and the Agent relating to the Collateral and the Guaranty.

Section 8.16 Governing Law; Jurisdiction; Waiver of Jury Trial; Service of Process.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE EXCLUSIVELY GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 BUT OTHERWISE WITHOUT GIVING EFFECT TO LAWS CONCERNING CONFLICT OF LAWS OR CHOICE OF FORUM THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) JURISDICTION; VENUE. EACH OF THE GRANTORS AND THE AGENT IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY OF THE STATE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN AND OF THE FEDERAL COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND IN EACH CASE, ANY APPELLATE COURT THEREFROM WITH RESPECT TO ANY AND ALL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. EACH OF THE GRANTORS AND THE AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING AND ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH GRANTOR AGREES THAT FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT SHALL BE CONCLUSIVE AND BINDING UPON SUCH GRANTOR AND MAY BE ENFORCED IN THE NEW YORK COURTS (OR ANY OTHER COURTS TO THE JURISDICTION OF WHICH SUCH GRANTOR OR THE COLLATERAL IS SUBJECT) BY A SUIT UPON SUCH JUDGMENT.

(c) WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED UNDER ANY TRANSACTION DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY TRANSACTION DOCUMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.16.

(d) SERVICE OF PROCESS. EACH GRANTOR HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND OTHER DOCUMENTS AND OTHER SERVICE OF PROCESS OF ANY KIND AND CONSENTS TO SUCH SERVICE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA WITH RESPECT TO OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH ANY NOTE DOCUMENT BY ANY MEANS PERMITTED BY LAW, INCLUDING BY THE MAILING THEREOF (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) IN

ACCORDANCE WITH SECTION 8.21. EACH GRANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING CONTAINED IN THIS SECTION 8.16 SHALL AFFECT THE RIGHT OF THE AGENT OR ANY OTHER SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GRANTOR IN ANY OTHER JURISDICTION. TBIL SHALL, ON OR PRIOR TO THE CLOSING DATE, APPOINT A SERVICE OF PROCESS AGENT IN THE UNITED STATES, REASONABLY ACCEPTABLE TO THE AGENT, TO ACT AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING IN RESPECT OF THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS.

Section 8.17 Amendments. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.05 of the Note Purchase Agreement; provided, that no such waiver, amendment, supplement or modification shall release any Grantor from its obligations under Article II hereof, or release all or substantially all of the Collateral or all or substantially all of the value of the Guaranty, in each case, without the consent of each Purchaser to the extent required by Section 11.05 of the Note Purchase Agreement. Notwithstanding the foregoing, the schedules attached hereto may be updated, supplemented or replaced pursuant to Section 5.11, Section 5.12 or Section 8.07 (or by any Joinder) without constituting a waiver, amendment, supplement or modification of this Agreement for purposes of this Section 8.17 or Section 11.05 of the Note Purchase Agreement; provided, that no such update, supplement or replacement shall modify any provision hereof or release any Collateral.

Section 8.18 Severability. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

Section 8.19 Counterparts; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, e-mail or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other Law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 8.20 Indemnification; Expenses. The provisions of Article X of the Note Purchase Agreement are incorporated herein by reference and made a part hereof, mutatis mutandis, and shall apply to each Grantor as if such Grantor were an Issuer thereunder.

Section 8.21 Notices. The provisions of Section 11.03 of the Note Purchase Agreement are incorporated herein by reference and made a part hereof, mutatis mutandis. Notices to any Grantor other than the Issuers shall be delivered to such Grantor in care of the Issuers at the address for the Issuers set forth in Schedule 11.03 to the Note Purchase Agreement, and each such Grantor hereby appoints the Issuers as its agent for receipt of notices hereunder.

Section 8.22 The Agent. U.S. Bank Trust Company, National Association has been appointed Agent for the Purchasers and the Secured Parties pursuant to the Note Purchase Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Agent hereunder is subject to the terms of the delegation of authority made by the Purchasers and the Secured Parties to the Agent pursuant to the Note Purchase Agreement, and that the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions contained in the Note Purchase Agreement (including, without limitation, Article XII thereof). Any successor Agent appointed pursuant to Article XII of the Note Purchase Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder. As between the Agent and the Grantors, the Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority to take, or refrain from taking, any action hereunder (including any action stated herein to be taken at the direction of the Requisite Purchasers), and no Grantor shall be under any obligation, or have any right, to make any inquiry respecting such authority or to require evidence thereof as a condition to the effectiveness of any such action. Notwithstanding anything to the contrary set forth herein, whenever reference is made herein to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken (or not to be) suffered or omitted by the Agent to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Agent, (i) such provision shall refer to the Agent exercising each of the foregoing at the instruction of the Requisite Purchasers, and (ii) it is understood that in all cases, the Agent shall be fully justified in failing or refusing to take any such action if it shall not have received written instruction, advice or concurrence from the Requisite Purchasers in respect of such action. In acting under this Agreement, the Agent shall enjoy all of the rights, benefits, protections, immunities and indemnities granted to it under the Note Purchase Agreement and any other Note Document.

Section 8.23 Joint and Several Liability. Each Grantor acknowledges and agrees that, whether or not specifically indicated as such herein, all Obligations of the Grantors under this Agreement shall be joint and several obligations of each Grantor (subject to Section 2.11 and Section 2.12), and each Grantor shall make payment upon the maturity of such Obligations by acceleration or otherwise.

Section 8.24 Right of Set-Off. The provisions of Section 9.02 of the Note Purchase Agreement are incorporated herein by reference and made a part hereof, mutatis mutandis, as if each reference therein to an Issuer were a reference to each Grantor, so that the rights of Set-Off, bankers’ lien, counterclaim and sharing provided for therein are exercisable against the assets and accounts of each Grantor in respect of the Obligations. The rights of the Agent and each other Secured Party under this Section 8.24 are in addition to, and not in limitation of, any other rights and remedies (including other rights of Set-Off) that the Agent or such Secured Party may have.

[Remainder of this page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, each Grantor and the Agent has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

GRANTORS:

CLOVER FINANCE TRUST, a Delaware statutory trust

By:	Clover Finance LLC, not in its individual capacity but solely as trustee

By:	Theravance Biopharma US, LLC, its manager

By:	/s/ Scott Platshon
Name: Scott Platshon
Title: President

CLOVER FINANCE LLC

By:	Theravance Biopharma US, LLC, its manager

By:	/s/ Scott Platshon
Name: Scott Platshon
Title: President

THERAVANCE BIOPHARMA IRELAND LIMITED

By:	/s/ Scott Platshon
Name: Scott Platshon
Title: Director

THERAVANCE BIOPHARMA US, LLC

By:	/s/ Scott Platshon
Name: Scott Platshon
Title: President

[Signature Page to Guaranty and Security Agreement]

THERAVANCE BIOPHARMA R&D IP, LLC

By:	/s/ Scott Platshon
Name: Scott Platshon
Title: Director

THERAVANCE BIOPHARMA ANTIBIOTICS IP, LLC

By:	/s/ Scott Platshon
Name: Scott Platshon
Title: Director

[Signature Page to Guaranty and Security Agreement]

AGENT:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Agent

By:	/s/ Piyusha Shirname
Name: Piyusha Shirname
Title: Assistant Vice President

[Signature Page to Guaranty and Security Agreement]

EXHIBIT A

to the Guaranty and Security Agreement

FORM OF CONFIRMATORY GRANT OF SECURITY INTEREST IN COPYRIGHTS

This COPYRIGHT SECURITY AGREEMENT, dated as of [ ], 20[ ] (this “Copyright Security Agreement”), is made by the signatory hereto (the “Copyright Grantor”) pursuant to that certain Guaranty and Security Agreement, dated as of [•] [•], 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement), in favor of [•], in its capacity as the administrative agent, collateral agent and security trustee (in such capacities, together with its successors and assigns in such capacities, the “Agent”) for the Secured Parties.

WHEREAS, pursuant to the Security Agreement, the Copyright Grantor is required to execute and deliver this Copyright Security Agreement; and

WHEREAS, pursuant to the terms of the Security Agreement, the Copyright Grantor has created in favor of the Agent for the benefit of the Secured Parties a security interest in, and the Agent has become a secured creditor with respect to, the Copyright Collateral (as defined below);

NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Purchasers to enter into the Note Purchase Agreement and to induce the Purchasers to purchase the Notes issued thereunder, the Copyright Grantor hereby grants to the Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by the Copyright Grantor or in which the Copyright Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations:

(a) all Copyrights of the Copyright Grantor, including, the Copyright registrations and applications of the Copyright Grantor listed on Schedule 1 attached hereto and all renewals and extensions of any of the foregoing;

(b) all Ancillary IP Rights with respect thereto; and

(c) all exclusive Licenses pursuant to which the Copyright Grantor receives rights in, to or under any registered Copyrights, including, the Licenses listed on Schedule 1 attached hereto.

This Copyright Security Agreement constitutes an “IP Security Agreement” under (and as defined in) the Note Purchase Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Agent for the benefit of the Secured Parties pursuant to the Security Agreement and can only be terminated in accordance with the Security Agreement. The Copyright Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

Exhibit A-1

The Copyright Grantor hereby authorizes and requests that the Register of Copyrights of the United States Copyright Office record this Copyright Security Agreement.

THIS COPYRIGHT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS COPYRIGHT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

This Copyright Security Agreement may be executed by one or more of the parties to this Copyright Security Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Copyright Security Agreement by facsimile transmission or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

[Signature page and Schedule 1

(Copyright Registrations and Applications; Exclusive Copyright Licenses) follow.]

Exhibit A-2

EXHIBIT B

to the Guaranty and Security Agreement

FORM OF CONFIRMATORY GRANT OF SECURITY INTEREST IN PATENTS

This PATENT SECURITY AGREEMENT, dated as of [ ], 20[ ] (this “Patent Security Agreement”), is made by the signatory hereto (the “Patent Grantor”) pursuant to that certain Guaranty and Security Agreement, dated as of [•] [•], 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement), in favor of [•], in its capacity as the administrative agent, collateral agent and security trustee (in such capacities, together with its successors and assigns in such capacities, the “Agent”) for the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Purchasers to enter into the Note Purchase Agreement and to induce the Purchasers to purchase the Notes issued thereunder, the Patent Grantor hereby grants to the Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by the Patent Grantor or in which the Patent Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations:

(a) all Patents and Patent Rights of the Patent Grantor, including, the Patents and Patent applications of the Patent Grantor listed on Schedule 1 attached hereto and all reissues, reexaminations, divisions, continuations, continuations-in-part, renewals and extensions of any of the foregoing; and

(b) all Ancillary IP Rights with respect thereto.

This Patent Security Agreement constitutes an “IP Security Agreement” under (and as defined in) the Note Purchase Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Agent for the benefit of the Secured Parties pursuant to the Security Agreement and can only be terminated in accordance with the Security Agreement. The Patent Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

The Patent Grantor hereby authorizes and requests that the Commissioner for Patents of the United States Patent and Trademark Office record this Patent Security Agreement.

THIS PATENT SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PATENT SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Exhibit B-1

This Patent Security Agreement may be executed in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page by facsimile or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

[Signature page and Schedule 1]

Exhibit B-2

EXHIBIT C

to the Guaranty and Security Agreement

FORM OF CONFIRMATORY GRANT OF SECURITY INTEREST IN TRADEMARKS

This TRADEMARK SECURITY AGREEMENT, dated as of [ ], 20[ ] (this “Trademark Security Agreement”), is made by the signatory hereto (the “Trademark Grantor”) pursuant to that certain Guaranty and Security Agreement, dated as of [•] [•], 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement), in favor of [•], in its capacity as the administrative agent, collateral agent and security trustee (in such capacities, together with its successors and assigns in such capacities, the “Agent”) for the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Purchasers to enter into the Note Purchase Agreement and to induce the Purchasers to purchase the Notes issued thereunder, the Trademark Grantor hereby grants to the Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by the Trademark Grantor or in which the Trademark Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Trademark Collateral”), as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations:

(a) all Trademarks of the Trademark Grantor, including, the Trademark registrations and applications listed on Schedule 1 attached hereto, together with the goodwill of the business connected with the use of, and symbolized by, each of the foregoing, and all renewals and extensions of any of the foregoing (other than Excluded Assets); and

(b) all Ancillary IP Rights with respect thereto.

This Trademark Security Agreement constitutes an “IP Security Agreement” under (and as defined in) the Note Purchase Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Agent for the benefit of the Secured Parties pursuant to the Security Agreement and can only be terminated in accordance with the Security Agreement. The Trademark Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

The Trademark Grantor hereby authorizes and requests that the Commissioner for Trademarks of the United States Patent and Trademark Office record this Trademark Security Agreement.

THIS TRADEMARK SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS TRADEMARK SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Exhibit C-1

This Trademark Security Agreement may be executed in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page by facsimile or electronic transmission (in PDF format) shall be effective as delivery of a manually executed counterpart hereof.

[Signature page and Schedule 1]

Exhibit C-2

EXHIBIT D

to the Guaranty and Security Agreement

FORM OF JOINDER

This JOINDER, dated as of [ ], 20[ ] (this “Joinder”), is executed and delivered by [ ], a [ ] (the “New Grantor”), pursuant to Section 7.13(a) of the Note Purchase Agreement (as defined below) and Section 8.07 of that certain Guaranty and Security Agreement, dated as of September 23, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among the Grantors party thereto, and U.S. Bank Trust Company, National Association, as Agent for the Secured Parties. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement.

By executing and delivering this Joinder, the New Grantor, as provided in Section 8.07 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor and a Guarantor thereunder with the same force and effect as if originally named therein as a Grantor and a Guarantor and, without limiting the generality of the foregoing, (a) hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the due and punctual payment and performance in full in cash of the Obligations pursuant to, and subject to the limitations of, Article II of the Security Agreement, (b) hereby grants to the Agent, for the benefit of the Secured Parties, as security for the Obligations, a security interest in all of the New Grantor’s right, title and interest in, to and under the Collateral (as defined in the Security Agreement) of the New Grantor, whether now owned or existing or hereafter acquired or arising, subject to the exclusions for Excluded Assets set forth in Section 3.01 of the Security Agreement, and (c) hereby represents and warrants that each of the representations and warranties contained in Article IV of the Security Agreement applicable to it is true and correct on and as of the date hereof (after giving effect to updated Schedule supplements delivered herewith) as if made on and as of such date.

The New Grantor hereby delivers to the Agent, concurrently herewith, a supplement to the Security Agreement schedules setting forth, with respect to the New Grantor, all information required to be provided therein.

THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature pages follow]

Exhibit D-1

IN WITNESS WHEREOF, the New Grantor has caused this Joinder to be duly executed and delivered as of the date first above written.

[NEW GRANTOR]

By:
Name:
Title:

Exhibit D-2

Acknowledged and agreed:

[•], as Agent

By:
Name:
Title:

Exhibit D-3

SCHEDULE 4.03

Principal Location

Schedule 4.03

SCHEDULE 4.04

Jurisdiction of Organization and Names; Etc.

Schedule 4.04

SCHEDULE 4.05

Perfection and Priority

Schedule 4.05

SCHEDULE 4.06

Intellectual Property Collateral

Schedule 4.06

SCHEDULE 4.08

Federal Employer Identification Number; State Organization Number

Schedule 4.08

SCHEDULE 4.09

Pledged Debt and Pledged Equity

Schedule 4.09

SCHEDULE 4.11

Deposit Accounts and Securities Accounts

Schedule 4.11

SCHEDULE 5.11

Commercial Tort Claims

Schedule 5.11